Exhibit 99.1

Appian Announces Second Quarter 2017 Financial Results

Subscription revenue increased 38% year-over-year to $19.9 million

Total revenue increased 33% year-over-year to $43.2 million

Reston, VA – August 3, 2017 – Appian (NASDAQ: APPN) today announced financial results for the second quarter ended June 30, 2017.

“Appian joined the public markets this year to raise the curtain on the era of low code. Companies need unique software to differentiate themselves and fulfill their potential. Appian makes it easy to create powerful unique applications. When companies create software on our platform, it's faster to build, easier to change, instantly mobile, more portable to the cloud, better integrated, and more secure," said Matt Calkins, Founder and CEO, Appian.

Second Quarter 2017 Financial Highlights:

●

Revenue: Subscription revenue was $19.9 million for the second quarter of 2017, up 38% compared to the second quarter of 2016. Total subscriptions, software and support revenue was $22.0 million for the second quarter of 2017, an increase of 27% year over year.  Professional services revenue was $21.2 million for the second quarter of 2017, an increase of 40% year over year. Total revenue was $43.2 million for the second quarter of 2017, up 33% compared to the second quarter of 2016. Subscription revenue retention rate for the second quarter of 2017 was 120%.

●

Operating loss and non-GAAP operating loss: GAAP operating loss was $(14.8) million for the second quarter of 2017, compared to $(4.5) million for the second quarter of 2016.  Non-GAAP operating loss was $(5.5) million for the second quarter of 2017, compared to $(4.5) million for the second quarter of 2016.

●

Net loss and non-GAAP net loss: GAAP net loss was $(14.5) million for the second quarter of 2017, compared to $(4.3) million for the second quarter of 2016.  GAAP net loss per share attributable to common stockholders was $(0.34) for the second quarter of 2017 based on 42.8 million weighted-average shares outstanding, compared to $(0.13) for the second quarter of 2016 based on 34.3 million weighted-average shares outstanding.  Non-GAAP net loss was $(4.4) million for the second quarter of 2017, compared to $(4.1) million for the second quarter of 2016.  Non-GAAP net loss per share was $(0.08) for the second quarter of 2017, based on 55.0 million basic and diluted shares outstanding, compared to $(0.08) for the second quarter of 2016, based on 52.4 million basic and diluted shares outstanding.

●

Balance sheet and cash flows: As of June 30 2017, Appian had cash and cash equivalents of $77.7 million. Appian’s second quarter cash balance included $77.8 million in cash raised during the initial public offering, net of underwriting discounts and commissions and offering expenses, offset by the repayment of the Company’s $20 million term loan and a $7.6 million dividend payment to its Series A investors.  Cash used in operating activities was $(5.8) million for the six months ended June 30, 2017 compared to $(12.3) million for the same period in 2016.

Exhibit 99.1

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

●

Announced pricing of its Initial Public Offering of 6,250,000 shares of its Class A common stock at a public offering price of $12.00 per share on May 24, 2017.  In addition, the underwriters exercised their 30-day option to purchase an additional 937,500 shares of Class A common stock at the initial public offering price for total net proceeds of $77.8 million after deducting underwriting discounts and commissions and offering expenses.

●

Named a leader in Digital Process Automation Software by Forrester Research Inc. Appian received the highest scores possible for the Low/No Code, Product Strategy, Pricing and Ease of Implementation categories.

●	Secured its presence on the G-Cloud 9 framework, a digital marketplace that enables the UK public sector to find people and technology for projects across the government.

●	Selected by Bank Vontobel, a leading Swiss bank, to execute its digital transformation strategy across all business divisions.

●

Announced a new product offering with Blue Prism, a leading provider of Robotic Process Automation software. Appian will be marketing and selling this new offering. Also established a deep technology partnership with Mulesoft, a leading provider of integration software.

●	Released version 17.2 with improved platform performance and features to further accelerate the development of even more beautiful custom end user interfaces.

●	Named by The Washington Post as a “2017 Top Workplaces”. This is the fourth year that the list has been published and the fourth time that Appian has been named a winner.

●	Founder and CEO Matt Calkins was selected for the third time as one of the top “Tech Titans” by Washingtonian Magazine.

Financial Outlook:

As of August 3, 2017, guidance for the third quarter 2017 and full year 2017 is as follows:

•	Third Quarter 2017 Guidance:
o	Subscription revenue is expected to be in the range of $20.1 million and $20.3 million, representing year-over-year growth of between 31% and 33%.
o	Total revenue is expected to be in the range of $40.4 million and $41.1 million, representing year-over-year growth of between 32% and 34%.
o	Non-GAAP operating loss is expected to be in the range of $(9.6) million and $(9.1) million.
o	Non-GAAP net loss per share is expected to be in the range of $(0.16) and $(0.15). This assumes 60.2 million weighted average common shares outstanding.

●	Full Year 2017 Guidance:
o	Subscription revenue is expected to be in the range of $80.4 million and $80.8 million, representing year-over-year growth of between 34% and 35%.
o	Total revenue is expected to be in the range of $162.3 million and $163.5 million, representing year-over-year growth of between 22% and 23%.
o	Non-GAAP operating loss is expected to be in the range of $(28.4) million and $(27.4) million.

Exhibit 99.1

o	Non-GAAP net loss per share is expected to be in the range of $(0.48) and $(0.46). This assumes 57.5 million non-GAAP weighted average common shares outstanding.

Conference Call Details:

Appian will host a conference call today, August 3, 2017, at 5:00 p.m. ET to discuss the Company’s financial results for the second quarter ended June 30, 2017 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of the Company’s website at http://investors.appian.com. To access the call, please dial (877) 407-3982 in the U.S. or (201) 493-6780 internationally.  Following the call, an archived webcast will be available at the same location on the Investor Relations page.  A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13665261.

About Appian

Appian provides a leading low-code software development and business process management (BPM) platform that enables organizations to rapidly develop powerful and unique applications. The applications created on Appian’s platform help companies drive digital transformation and competitive differentiation. For more information, visit www.appian.com.

Non-GAAP Financial Information

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full-year 2017, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its

Exhibit 99.1

growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on May 26, 2017, and subsequent reports that Appian has filed with the Securities and Exchange Commission.  Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact

Staci Mortenson

ICR for Appian

703-442-1091

investors@appian.com

Media Contact

Nicole Greggs

Director, Media Relations

703-260-7868

nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	As of	As of
	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$77,654	$31,143
Accounts receivable, net of allowance of $400	46,956	46,814
Deferred commissions, current	7,165	7,146
Prepaid expenses and other current assets	5,837	3,281
Total current assets	137,612	88,384
Property and equipment, net	2,872	3,101
Deferred commissions, net of current portion	11,775	10,860
Deferred tax assets	13	12
Other assets	395	381
Total assets	$152,667	$102,738
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$7,782	$5,057
Accrued expenses	6,880	2,860
Accrued compensation and related benefits	9,086	9,554
Deferred revenue, current	55,597	52,000
Current portion of long-term debt	―	6,111
Other current liabilities	457	437
Total current liabilities	79,802	76,019
Long-term debt, net of current portion	―	13,889
Deferred tax liabilities	34	32
Deferred revenue, net of current portion	17,209	18,108
Preferred stock warrant liability	―	850
Other long-term liabilities	1,737	1,917
Total liabilities	98,782	110,815
Convertible preferred stock
Series A convertible preferred stock—par value $0.0001; no shares authorized, issued or outstanding as of June 30, 2017; 12,127,468 shares authorized and 12,043,108 shares issued and outstanding as of December 31, 2016	―	17,915
Series B convertible preferred stock—par value $0.0001; no shares authorized, issued or outstanding as of June 30, 2017; 6,120,050 shares authorized, issued and outstanding as of December 31, 2016	―	37,500
Stockholders’ equity (deficit)
Common stock—par value $0.0001; no shares authorized, issued or outstanding as of June 30, 2017; 61,462,320 shares authorized and 34,274,718 shares issued and outstanding as of December 31, 2016	―	3
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 7,198,341 shares issued and outstanding as of June 30, 2017; no shares authorized, issued or outstanding as of December 31, 2016	1	―
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 52,904,479 shares issued and outstanding as of June 30, 2017; no shares authorized, issued or outstanding as of December 31, 2016	5	―
Additional paid-in capital	136,981	―
Accumulated other comprehensive (loss) income	(66)	1,330
Accumulated deficit	(83,036)	(64,825)
Total stockholders’ equity (deficit)	53,885	(63,492)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$152,667	$102,738

APPIAN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Subscriptions, software and support	$22,012	$17,320	$43,456	$32,938
Professional services	21,186	15,147	38,071	35,493
Total revenue	43,198	32,467	81,527	68,431
Cost of revenue:
Subscriptions, software and support	2,488	1,836	4,550	3,618
Professional services	14,149	11,723	24,777	24,701
Total cost of revenue	16,637	13,559	29,327	28,319
Gross profit	26,561	18,908	52,200	40,112
Operating expenses:
Sales and marketing	22,775	13,831	39,778	24,997
Research and development	9,971	5,296	17,271	10,223
General and administrative	8,635	4,318	13,484	8,248
Total operating expenses	41,381	23,445	70,533	43,468
Operating loss	(14,820)	(4,537)	(18,333)	(3,356)
Other (income) expense:
Other (income) expense, net	(734)	733	(1,233)	196
Interest expense	197	241	453	483
Total other (income) expense	(537)	974	(780)	679
Net loss before income taxes	(14,283)	(5,511)	(17,553)	(4,035)
Income tax expense (benefit)	176	(1,217)	301	(496)
Net loss	(14,459)	(4,294)	(17,854)	(3,539)
Accretion of dividends on convertible preferred stock	143	214	357	428
Net loss attributable to common stockholders	$(14,602)	$(4,508)	$(18,211)	$(3,967)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.34)	$(0.13)	$(0.47)	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	42,800,875	34,274,718	38,561,349	34,274,718

APPIAN CORPORATION AND SUBSIDIARIES

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of revenue:
Subscriptions, software and support	$404	$—	$404	$—
Professional services	984	―	984	―
Sales and marketing	2,423	―	2,423	―
Research and development	2,202	―	2,202	―
General and administrative	3,332	―	3,332	―
Total stock-based compensation expense	$9,345	$—	$9,345	$—

APPIAN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(17,854)		$(3,539)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	443		363
Bad debt expense	―		4
Deferred income taxes	―		(892)
Stock-based compensation	9,345		―
Fair value adjustment for warrant liability	341		―
Loss on extinguishment of debt	384		―
Changes in assets and liabilities:
Accounts receivable	(1,248)		(10,565)
Prepaid expenses and other assets	(2,362)		(3,361)
Deferred commissions	(933)		(2,081)
Accounts payable and accrued expenses	5,296		3,088
Accrued compensation and related benefits	(687)		3,140
Other current liabilities	(186)		61
Deferred revenue	1,728		1,031
Other long-term liabilities	(17)		459
Net cash used in operating activities	(5,750)		(12,292)
Cash flows from investing activities:
Purchases of property and equipment	(205)		(665)
Net cash used in investing activities	(205)		(665)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	80,213		―
Payment of deferred initial public offering costs	(1,081)		―
Payment of dividend to Series A preferred stockholders	(7,565)		―
Proceeds from exercise of common stock options	452		―
Proceeds from issuance of long-term debt, net of debt issuance costs	19,616		20,000
Repayment of long-term debt	(40,000)		(10,000)
Net cash provided by financing activities	51,635		10,000
Effect of foreign exchange rate changes on cash and cash equivalents	831		(809)
Net increase in cash and cash equivalents	46,511		(3,766)
Cash and cash equivalents, beginning of period	31,143		31,393
Cash and cash equivalents, end of period	$77,654		$27,627
Supplemental disclosure of cash flow information:
Cash paid for interest	$506		$400
Cash paid for income taxes	$228		$593
Supplemental disclosure of non-cash financing activities:
Conversion of convertible preferred stock to common stock	$48,207	$	―
Conversion of convertible preferred stock warrant to common stock warrant	$1,191	$	―
Accretion of dividends on convertible preferred stock	$357		$428
Deferred offering costs included in accounts payable and accrued expenses	$1,343	$	―

APPIAN CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(14,820)	$(4,537)	$(18,333)	$(3,356)
Add back:
Stock-based compensation expense	9,345	―	9,345	―
Non-GAAP operating loss	$(5,475)	$(4,537)	$(8,988)	$(3,356)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(14,459)	$(4,294)	$(17,854)	$(3,539)
Add back:
Stock-based compensation expense	9,345	―	9,345	―
Change in fair value of warrant liability	341	200	341	200
Loss on extinguishment of debt	384	―	384	―
Non-GAAP net loss	$(4,389)	$(4,094)	$(7,784)	$(3,339)

Non-GAAP earnings per share:
Non-GAAP net loss	$(4,389)	$(4,094)	$(7,784)	$(3,339)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	54,976,178	52,437,876	53,714,039	52,437,876
Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.08)	$(0.14)	$(0.06)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$(0.13)	$(0.47)	$(0.12)
Add back:
Non-GAAP adjustments to net loss per share	0.26	0.05	0.33	0.06
Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.08)	$(0.14)	$(0.06)

Reconciliation of non-GAAP weighted average shares outstanding, basic and diluted:
GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	42,800,875	34,274,718	38,561,349	34,274,718
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	12,175,303	18,163,158	15,152,690	18,163,158
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	54,976,178	52,437,876	53,714,039	52,437,876